FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES
FOURTH QUARTER
2011 RESULTS

Earnings per Diluted Share increases 8%

Contact: Melissa Plaisance (925) 467-3636
Christiane Pelz (925) 467-3832

Pleasanton, CA - February 23, 2012

Results From Operations
Safeway Inc. today reported net income of $215.6 million ($0.67 per diluted share) for the fourth quarter of 2011. In the fourth quarter of 2010, Safeway reported net income of $229.6 million ($0.62 per diluted share).

"Our business continued to grow," said Steve Burd, Chairman, President and CEO. "With ID sales growth remaining steady and costs well-controlled, we increased earnings per share 8%. As we move into 2012, our personalized marketing efforts and innovation in private label brands should contribute to our growth."

Sales and Other Revenue
Total sales increased 6.2% to $13.6 billion in the fourth quarter of 2011 from $12.8 billion in the fourth quarter of 2010 due primarily to higher fuel sales, the impact of reporting Blackhawk commissions on a gross basis1 and a 1.5% increase in identical-store sales (excluding fuel).

Gross Profit
Gross profit declined 137 basis points to 26.71% of sales in the fourth quarter of 2011 compared to 28.08% of sales in the fourth quarter of 2010. Excluding the 48 basis-point impact from fuel sales and the 48 basis-point impact from the change in reporting gift card commissions, gross profit declined 41 basis points due primarily to increased LIFO expense.

_____________________________
1 Prior to 2011, Safeway recorded Blackhawk Network distribution commissions on the sale of certain gift cards net of the commissions shared with other retailers. In the first quarter of 2011, Safeway determined that these commissions should be reported on a gross basis. This change increased both revenue and cost of goods sold in 2011, but had no impact on identical-store sales, gross profit dollars or net income. Previously reported results are not adjusted because the impact is immaterial.

Operating and Administrative Expense
Operating and administrative expense decreased 98 basis points to 23.84% of sales in the fourth quarter of 2011 from 24.82% of sales in the fourth quarter of 2010. Excluding the 49 basis-point impact of higher fuel sales and the 42 basis-point impact from the change in reporting gift card commissions, operating and administrative expense margin decreased seven basis points. This decrease was primarily the result of higher property gains, partly offset by higher expense to drive future growth at Blackhawk and higher IT expenses to support Safeway marketing programs.

Interest Expense
Interest expense declined to $84.3 million in the fourth quarter of 2011 from $90.2 million in the fourth quarter of 2010 due to lower average interest rates, partly offset by higher average borrowings.

Income Taxes
Income tax expense was 30.0% of pre-tax income in the fourth quarter of 2011 compared to 31.5% in the fourth quarter of 2010. The fourth quarter income tax rate was lower in 2011 due to benefits from several individually immaterial items.

Annual Results
Net income for the fiscal year 2011 declined to $516.7 million ($1.49 per diluted share) from net income for 2010 of $589.8 million ($1.55 per diluted share), due primarily to the $98.9 million tax charge from the Canadian dividend paid in the first half of 2011. Excluding the $0.29 per diluted share tax charge, diluted earnings per share would have been $1.78 in fiscal 2011.

The gross profit margin declined 125 basis points to 27.03% in 2011 from 28.28% in 2010. Excluding the 80 basis-point impact from fuel sales and the 32 basis-point impact from the change in reporting gift card commissions, gross profit declined 13 basis points, primarily due to increased LIFO expense. Operating and administrative expense decreased 102 basis points to 24.43% in 2011 from 25.45% in 2010. Excluding the 69 basis-point impact from fuel sales and the 28 basis-point impact from the change in reporting gift card commissions, operating and administrative expense decreased five basis points. Income tax expense increased to 41.3% of pre-tax income in 2011 from 33.0% in 2010 primarily due to a tax charge resulting from the repatriation of $1.1 billion of earnings from Safeway's wholly-owned Canadian subsidiary.

Cash Flow
Net cash flow provided by operating activities increased to $2,023.6 million in the year 2011 from $1,849.7 million in the year 2010. This increase was due primarily to greater cash flow from working capital, partly offset by increased contributions to pension plans and lower net income.

Net cash flow used by investing activities increased to $1,014.5 million in the year 2011 from $798.8 million in 2010 primarily due to higher capital expenditures, partly offset by increased proceeds from the sale of property in 2011.

Net cash flow used by financing activities increased to $1,077.3 million in the year 2011 from $768.1 million in 2010 due primarily to a higher level of stock repurchases in 2011 compared to 2010, partly offset by net proceeds from increased borrowing in 2011.

Capital Expenditures
Safeway invested $412.2 million in capital expenditures in the fourth quarter of 2011. The company opened eleven new Lifestyle stores, completed 10 Lifestyle remodels and closed 14 stores. For the year, Safeway invested $1,094.7 million in capital expenditures, opened 25 new Lifestyle stores, completed 29 Lifestyle remodels and closed 41 stores.

Stock Repurchases
During the fourth quarter of 2011, Safeway purchased 43.3 million shares of its common stock at an average cost of $19.79 per share and a total cost of $858.6 million (including commissions). For the full year, Safeway purchased 76.1 million shares of its common stock at an average cost of $20.85 per share and a total cost of approximately $1.6 billion (including commissions). During the fourth quarter of 2011, Safeway's board of directors increased the authorization for stock repurchases by $1.0 billion. The remaining board authorization for stock repurchases at year-end was approximately $1.1 billion.

Safeway has continued to purchase shares of its common stock in 2012. From year-end 2011 through February 22, 2012, Safeway has purchased 28.7 million shares of its common stock at an average cost of $21.83 per share and a total cost of $626.2 million (including commissions).

Guidance
Safeway will issue a press release announcing earnings guidance for 2012 at 5:00 AM PT, Tuesday, March 6, 2012 in conjunction with our annual investor conference.

About Safeway
Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in
North America based on sales. The company operates 1,678 stores in the United States and Canada. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call
Safeway's investor conference call discussing fourth-quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on February 23, 2012. Click on Upcoming Events to access the call. A replay will be available via webcast for approximately one week following the conference call.
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This press release and related conference call contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, sales growth. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as amended, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share amounts)

	16 Weeks Ended		52 Weeks Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Sales and other revenue	$13,597.6	$12,803.7	$43,630.2	$41,050.0
Cost of goods sold	(9,965.2)	(9,208.2)	(31,836.5)	(29,442.5)
Gross profit	3,632.4	3,595.5	11,793.7	11,607.5
Operating and administrative expense	(3,242.3)	(3,178.4)	(10,659.1)	(10,448.1)
Operating profit	390.1	417.1	1,134.6	1,159.4
Interest expense	(84.3)	(90.2)	(272.2)	(298.5)
Other income, net	3.9	9.9	19.7	20.3
Income before income taxes	309.7	336.8	882.1	881.2
Income taxes	(92.9)	(106.1)	(363.9)	(290.6)
Net income before allocation to noncontrolling interests	216.8	230.7	518.2	590.6
Noncontrolling interests	(1.2)	(1.1)	(1.5)	(0.8)
Net income attributable to Safeway Inc.	$215.6	$229.6	$516.7	$589.8

Income per common share attributable to Safeway Inc.:
Basic	$0.67	$0.62	$1.49	$1.56
Diluted	$0.67	$0.62	$1.49	$1.55
Weighted average shares outstanding:
Basic	321.6	368.9	343.4	378.3
Diluted	321.6	370.0	343.8	379.6

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share amounts)
(Unaudited)

	Year-end 2011	Year-end 2010
ASSETS
Current assets:
Cash and equivalents	$729.4	$778.8
Receivables	652.1	557.4
Merchandise inventories	2,469.6	2,623.4
Prepaid expense and other current assets	335.7	273.4
Total current assets	4,186.8	4,233.0
Total property, net	9,637.6	9,910.2
Goodwill	469.8	430.9
Investment in unconsolidated affiliate	196.8	187.2
Other assets	582.6	386.8
Total assets	$15,073.6	$15,148.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of notes and debentures	$811.3	$505.6
Current obligations under capital leases	29.2	30.7
Accounts payable	2,917.0	2,533.4
Accrued salaries and wages	500.9	468.9
Deferred income taxes	61.2	96.3
Other accrued liabilities	718.7	679.3
Total current liabilities	5,038.3	4,314.2
Long-term debt:
Notes and debentures	4,165.0	3,843.8
Obligations under capital leases	404.7	456.2
Total long-term debt	4,569.7	4,300.0
Deferred income taxes	141.9	153.5
Pension and post-retirement benefit obligations	904.5	727.9
Accrued claims and other liabilities	730.1	654.8
Total liabilities	11,384.5	10,150.4

Stockholders' equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 604.5 and 599.8 shares issued	6.0	6.0
Additional paid-in capital	4,463.9	4,363.1
Treasury stock at cost: 307.9 and 231.8 shares	(7,874.4)	(6,283.8)
Accumulated other comprehensive (loss) income	(61.5)	88.0
Retained earnings	7,149.1	6,820.0
Total Safeway Inc. equity	3,683.1	4,993.3
Noncontrolling interests	6.0	4.4
Total equity	3,689.1	4,997.7
Total liabilities and stockholders' equity	$15,073.6	$15,148.1

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	52 Weeks 2011	52 Weeks 2010
OPERATING ACTIVITIES:
Net income before allocation to noncontrolling interest	$518.2	$590.6
Reconciliation to net cash flow from operating activities:
Depreciation expense	1,148.8	1,162.4
Property impairment charges	44.7	71.7
Share-based employee compensation	50.0	55.5
Excess tax benefit from share-based employee compensation	(1.8)	(1.6)
LIFO expense (income)	35.1	(28.0)
Equity in earnings of unconsolidated affiliate	(13.0)	(15.3)
Net pension and post-retirement benefits expense	114.3	125.2
Contributions to pension and post-retirement benefit plans	(176.2)	(17.7)
Gain on property dispositions and lease exit costs, net	(65.6)	(27.5)
Increase in accrued claims and other liabilities	23.2	36.2
Deferred income taxes	(63.7)	(31.3)
Amortization of deferred finance costs	5.4	4.8
Other	19.9	(6.6)
Changes in working capital items:
Receivables	(2.1)	14.6
Inventories at FIFO cost	95.0	(64.4)
Prepaid expenses and other current assets	(13.1)	(15.3)
Income taxes	91.4	(3.7)
Payables and accruals	(80.5)	7.0
Payables related to third-party gift cards, net of receivables	293.6	(6.9)
Net cash flow from operating activities	2,023.6	1,849.7

INVESTING ACTIVITIES
Cash paid for property additions	(1,094.7)	(837.5)
Proceeds from sale of property	188.0	84.5
Investments and business acquisitions	(35.9)	—
Other	(71.9)	(45.8)
Net cash used by investing activities	(1,014.5)	(798.8)

FINANCING ACTIVITIES
(Payments on) additions to short-term borrowings, net	(0.8)	0.2
Additions to long-term borrowings	3,697.5	1,627.4
Payments on long-term borrowings	(3,087.6)	(1,712.4)
Purchase of treasury stock	(1,554.0)	(621.1)
Dividends paid	(188.0)	(168.1)
Net proceeds from exercise of stock options	73.4	117.1
Excess tax benefit from share-based employee compensation	1.8	1.6
Payment of debt issuance costs	(14.0)	(6.0)
Other	(5.6)	(6.8)
Net cash flow used by financing activities	(1,077.3)	(768.1)
Effect of changes in exchange rates on cash	18.8	24.5
(Decrease) increase in cash and equivalents	(49.4)	307.3

CASH AND EQUIVALENTS
Beginning of year	778.8	471.5
End of year	$729.4	$778.8

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

	16 Weeks Ended			52 Weeks Ended
TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA	December 31, 2011		January 1, 2011	December 31, 2011	January 1, 2011

Cash paid for capital expenditures	$412.2		$282.0	$1,094.7	$837.5
Stores opened	11		7	25	14
Stores closed	14		15	41	45
Lifestyle remodels completed	10		25	29	60
Stores at end of period	1,678		1,694
Square footage (in millions)	79.2		79.2

Fuel sales	$1,393.2		$1,049.2	$4,596.6	$3,187.9
Number of fuel stations at end of period	400		393
(Decrease) increase in sales from change in Canadian exchange rate	$(12.7)		$81.2	$240.0	$588.1

TABLE 2: RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SAFEWAY INC. TO ADJUSTED EBITDA

	Fiscal Year
	2011
Net income attributable to Safeway Inc.	$516.7
Add (subtract):
Income taxes	363.9
Interest expense	272.2
Depreciation expense	1,148.8
LIFO expense	35.1
Share-based employee compensation	50.0
Property impairment charges	44.7
Equity in earnings of unconsolidated affiliate	(13.0)
Dividend from unconsolidated affiliate	6.1
Adjusted EBITDA	$2,424.5

Total debt at December 31, 2011	$5,410.2
Less cash and equivalents in excess of $75.0 at December 31, 2011	654.4
Adjusted Debt, as defined by bank credit agreement	$4,755.8

Adjusted EBITDA as a multiple of interest expense	8.91	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	1.96	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

		Fiscal Year
		2011

Net cash flow provided by operating activities		$2,023.6
Add (subtract):
Income taxes		363.9
Interest expense		272.2
Amortization of deferred finance costs		(5.4)
Excess tax benefit from share-based employee compensation		1.8
Deferred income taxes		63.7
Net pension and post-retirement benefits expense		(114.3)
Contributions to pension and post-retirement benefit plans		176.2
Increase in accrued claims and other liabilities		(23.2)
Gain on property dispositions and lease exit costs, net		65.6
Changes in working capital items		(385.8)
Other		(13.8)
Adjusted EBITDA		$2,424.5

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW

	Fiscal Year
	2011	2010
Net cash flow from operating activities, as reported	$2,023.6	$1,849.7
(Increase) decrease in payables related to third-party gift cards, net of receivables	(293.6)	6.9
Net cash flow from operating activities, as adjusted	1,730.0	1,856.6
Net cash flow used by investing activities, as reported	(1,014.5)	(798.8)
Investments and business acquisitions	35.9	—
Net cash flow used by investing activities, as adjusted	(978.6)	(798.8)
Free cash flow	$751.4	$1,057.8

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)
TABLE 5: IDENTICAL-STORE SALES*
	Fourth	Fiscal
	Quarter	Year
	2011	2011

As reported	4.0%	4.4%
Excluding fuel sales	1.5%	1.0%

* Excludes replacement stores

TABLE 6: RECONCILIATION OF GROSS PROFIT AND OPERATING AND ADMINISTRATIVE
EXPENSE BASIS-POINT CHANGE EXCLUDING FUEL SALES, GROSS PRESENTATION OF
GIFT CARD COMMISSIONS AND LIFO EXPENSE
		Fourth Quarter 2011		Fiscal 2011
			Operating		Operating
			and		and
		Gross	Administrative	Gross	Administrative
		Profit	Expense	Profit	Expense
Basis-point decrease, as reported		(137)	(98)	(125)	(102)
Impact from fuel sales		48	49	80	69
Impact from gross presentation of gift card commissions		48	42	32	28
Basis-point decrease, excluding impact from fuel sales and gross presentation of gift card commissions		(41)	(7)	(13)	(5)
Impact from LIFO expense		35	—	16	—
Basis-point decrease, excluding impact from fuel sales, gross presentation of gift card commissions and LIFO expense		(6)	(7)	3	(5)

TABLE 7: RECONCILIATION OF DILUTED EARNINGS PER SHARE AS REPORTED TO DILUTED
EARNINGS PER SHARE EXCLUDING THE TAX CHARGE ON CANADIAN DIVIDEND
			Fiscal Year
			2011
			Diluted EPS
As reported			$1.49
Tax charge on Canadian dividend			0.29
Excluding tax charge on Canadian dividend			$1.78